UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2018

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

TransDigm Group Incorporated (the “Company”) (NYSE: TDG) today announced that Douglas Peacock will not stand for re-election at the Company’s 2019 Annual Shareholder Meeting ("Annual Meeting") and will retire as a director and become a director emeritus of the Company effective immediately following the Annual Meeting. As director emeritus, Mr. Peacock will not have any voting rights but will have the right to attend board meetings. Mr. Peacock will also be available to the Company for consultation regarding key business and strategic matters and will enter into a consulting agreement with the Company in connection therewith.

Item 7.01	Regulation FD Disclosure

A copy of the October 26, 2018 press release announcing the foregoing is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release dated October 26, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Halle Fine Terrion
Halle Fine Terrion
General Counsel, Chief Compliance Officer and Secretary

Date: October 26, 2018

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 26, 2018